SUB-ITEM 77Q1

         The following documents for MFS Series Trust X relevant to Item 77Q1 are contained in Post-Effective Amendment No. 50 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on July 9, 2004, under Rule 485 a under the Securities Act of 1933:

o Master Amended and Restated By-Laws, dated January 1, 2004, as revised June 23, 2004. o Amendments to Appendix A and Appendix B to the Investment Advisory Agreement dated January 1, 2002.

         Such documents are incorporated herein by reference.